Exhibit 1.1

National Fuel Gas Company

Common Stock, Par Value $1.00

UNDERWRITING AGREEMENT

May 28, 2020

J.P. Morgan Securities LLC

BofA Securities, Inc.

Goldman Sachs & Co. LLC

as Representatives of the

Several Underwriters

Underwriting Agreement

May 28, 2020

J.P. MORGAN SECURITIES LLC

BOFA SECURITIES, INC.

GOLDMAN SACHS & CO. LLC

As Representatives of the several Underwriters

c/o J.P. MORGAN SECURITIES LLC

383 MADISON AVENUE

NEW YORK, NEW YORK 10179

c/o BOFA SECURITIES, INC.

One Bryant Park

New York, New York 10036

c/o GOLDMAN SACHS & CO. LLC

200 West Street

New York, New York 10282

Ladies and Gentlemen:

Introductory. National Fuel Gas Company, a New Jersey corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”), acting severally and not jointly, the respective numbers of shares of the Company’s Common Stock, par value $1.00 per share (the “Common Stock”), set forth under the heading “Number of Firm Shares to be Purchased” in Schedule A hereto (the “Firm Shares”). J.P. Morgan Securities LLC, BofA Securities, Inc. and Goldman Sachs & Co. LLC have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Common Stock. If there are no Underwriters named in Schedule A other than the Representatives, then the terms “Underwriters” and “Representatives” shall each be deemed to refer to the Underwriters.

The Company also proposes to issue and sell to the Underwriters, not more than 570,000 additional shares of Common Stock (the “Option Shares”) if and to the extent that you, as Representatives, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Option Shares granted to the Underwriters pursuant to Section 2 hereof. The Firm Shares and the Option Shares are hereinafter collectively referred to as the “Shares.”

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-223773), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of capital stock, including the Common Stock, and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder

(collectively, the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statement, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” The term “Prospectus” shall mean the final prospectus supplement relating to the Shares, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed (the “Execution Time”) by the parties hereto. The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Shares, together with the Base Prospectus, that is first filed with the Commission pursuant to such Rule 424(b) prior to the time of filing the Prospectus. Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to 6:45 p.m., New York City time, on the date of this Agreement (the “Initial Sale Time”). All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included,” “set forth,” “disclosed” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information that is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) that is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, after the Initial Sale Time.

The Company hereby confirms its agreements with the Underwriters as follows:

Section 1. Representations and Warranties of the Company

The Company hereby represents, warrants and covenants to each Underwriter as of the date hereof, as of the Initial Sale Time, as of the Closing Date and as of each Option Closing Date referred to in Section 2 hereof (in each case, a “Representation Date”), as follows:

(a) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement and any amendments thereto became effective and at each Representation Date, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Date or each Option Closing Date, as applicable, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this Section 1(a) shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company in writing by any of the Underwriters through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 9 hereof.

Each Preliminary Prospectus and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the Securities Act, and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Shares will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(b) Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus dated May 28, 2020, (ii) any Issuer Free Writing Prospectus (as defined below), excluding any road show within the meaning of Rule 433 under the Securities Act, (iii) the final pricing information set forth on Annex II hereto and (iv) any other “free writing prospectus” (as defined in Rule 405 under the Securities Act) that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Initial Sale Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 9 hereof. For purposes of this Agreement, an “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) identified in Annex I hereto, including, without limitation, any road show within the meaning of Rule 433 under the Securities Act.

(c) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and (ii) when read together with the other information in the Disclosure Package, at the Initial Sale Time and when read together with the other information in the Prospectus, at the date of the Prospectus and at the

Closing Date or each Option Closing Date, as applicable, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Company is a Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether by virtue of the filing of any post-effective amendment, any document incorporated by reference therein pursuant to Section 13(a) or 15(d) of the Exchange Act or any form of prospectus pursuant to Rule 424(b) under the Securities Act) and (iii) at the Execution Time (with the date thereof being used as the determination date for purposes of this clause (iii)), the Company was and is a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act). The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) that automatically became effective within three years of the date hereof. The Company has not (A) received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form or (B) ceased to be eligible to use the automatic shelf registration statement form.

(e) Company is not an Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to such Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of the Shares under this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus. Each Issuer Free Writing Prospectus, when considered together with the Disclosure Package, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time following the issuance of an Issuer Free Writing Prospectus and during the Prospectus Delivery Period (as defined in Section 3(e) hereof), there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon, and in conformity with, written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 9 hereof.

(g) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(h) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(i) Authorization of the Shares. The Shares have been duly authorized by the Company and, when the Shares have been issued, delivered and paid for in accordance with this Agreement, the Shares will be validly issued, fully paid and non-assessable, will conform to the description thereof in the Disclosure Package and the Prospectus and the issuance of such Shares will not be subject to any preemptive or similar rights.

(j) Registration of the Shares. The form of certificate used to evidence the Shares complies in all material respects with all applicable requirements of the law of the State of New Jersey, the New York Stock Exchange (the “NYSE”) and the Company’s Restated Certificate of Incorporation and Bylaws, and has been duly authorized and approved by the board of directors of the Company or an authorized committee thereof.

(k) Accuracy of Statements in Prospectus. The statements in each of the Preliminary Prospectus and the Prospectus under (i) the caption “Description of Common Stock,” insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present and summarize, in all material respects, the matters referred to therein and (ii) the caption “Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders,” insofar as such statements constitute a summary of law and legal conclusions, and subject to the qualifications set forth therein, are correct in all material respects.

(l) No Material Adverse Change. Except as set forth in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package, there has not been (i) any material adverse change in the business, properties or financial condition of the Company and its subsidiaries considered as one enterprise (any such change is called a “Material Adverse Change”) or (ii) any material transaction entered into by the Company other than transactions disclosed in the Disclosure Package and transactions in the ordinary course of business.

(m) Independent Accountants. PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the Company’s audited financial statements incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, are independent public accountants with respect to the Company as required by the Securities Act and the Exchange Act and are an independent registered public accounting firm with the Public Company Accounting Oversight Board.

(n) Preparation of the Financial Statements. The financial statements, including the related notes thereto, incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements comply as to form with the accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles as applied in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements are required to be included in the Registration Statement. The summary financial data and the selected financial data included or incorporated by reference in the Preliminary Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(o) Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

(p) Incorporation and Good Standing of Significant Subsidiaries. Each of National Fuel Gas Distribution Corporation, National Fuel Gas Supply Corporation, National Fuel Gas Midstream Company, LLC and Seneca Resources Company, LLC (“Seneca”) is a significant subsidiary of the Company (as such term is defined in Rule 1-02(w) of Regulation S-X) (each, a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”), has been duly incorporated or organized and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, has corporate or limited liability company, as applicable, power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified as a foreign corporation or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change; all of the issued and outstanding capital stock or membership interests of each such Significant Subsidiary has been duly authorized and validly issued, and, in the case of capital stock, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company did not have any subsidiary not listed on Exhibit 21 to the Annual Report that was required to be so listed.

(q) Non-Contravention of Existing Instruments; No further authorizations or approvals required. The consummation of the transactions herein contemplated and the fulfillment of this Agreement, including the issuance and sale of the Shares, will not result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the Company’s Restated Certificate of Incorporation or By-Laws, each as amended, or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its Significant Subsidiaries is now a party or (ii) any statute, law, order, rule or regulation applicable to the Company or any of its Significant Subsidiaries of any court or any federal or state governmental body having jurisdiction over the Company or its properties. No authorization, approval or consent of, or registration or filing with, any court or governmental authority or agency (including the Federal Energy Regulatory Commission) is necessary in connection with the sale of the Shares, except such as may be required under the Securities Act and the rules and regulations of the Commission thereunder, or state securities or “blue sky” laws.

(r) No Material Actions or Proceedings. Except as disclosed in the Prospectus and the Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, result in a Material Adverse Change; and, to the best of the Company’s knowledge, except as disclosed in the Prospectus and the Disclosure Package, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(s) Compliance with Environmental Laws. Except as disclosed in the Prospectus and the Disclosure Package, (i) to the knowledge of the Company, the Company and its subsidiaries are in compliance with applicable federal, state and local laws and regulations relating to the protection of the environment, and to the protection of human health and safety with respect to exposure to hazardous or toxic substances or wastes (“Environmental Laws”), (ii) to the knowledge of the Company, the Company and its subsidiaries have received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) to the knowledge of the Company, the Company and its subsidiaries are in compliance with all terms and conditions of any such permit, license or approval, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of required permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to cause a Material Adverse Change.

(t) Sarbanes-Oxley Compliance. The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(u) Company’s Accounting System. The Company and its subsidiaries maintain effective internal control over financial reporting, as such term is defined in Rule 13a-15(f) under the Exchange Act.

(v) Internal Controls and Procedures. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(w) No Material Weakness in Internal Controls. Except as disclosed in the Prospectus and the Disclosure Package, since the end of the Company’s most recent audited fiscal year, (i) the Company is not aware of any material weaknesses in its internal control over financial reporting (whether or not remediated) and (ii) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(x) Accuracy of Exhibits. There are no franchises, contracts or documents that are required to be described in the Registration Statement, the Disclosure Package, the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described or filed as required.

(y) Title to Property. Methods used in connection with investigating title to properties, or interests therein, owned by each of the subsidiaries of the Company in the States of California, New York and the Commonwealth of Pennsylvania are consistent with good practice and established methods used by prudent companies engaged in similar businesses and are adequately designed to provide for the acquisition of such titles or interests. Substantially all of the properties now owned by such subsidiaries in the States of California, New York and the Commonwealth of Pennsylvania are held without any unfavorable adjudicated claim.

(z) Cyber Security. Except as disclosed in the Prospectus and the Disclosure Package, there has been no security breach or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers and vendors and any third party data maintained by or on behalf of them used in connection with their businesses) or equipment (collectively, “IT Systems and Data”), except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company and its subsidiaries are presently in compliance with all applicable laws and statutes, all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, all internal policies and all contractual obligations relating to the privacy and security of their IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(aa) Investment Company Act. The Company is not, and, solely after giving effect to the offer and sale of the Shares and the application of the net proceeds thereof as described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus, will not be, required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(bb) OFAC. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering contemplated by this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(cc) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries has taken any action, directly or indirectly, that could reasonably be expected to result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977, as may be amended (“FCPA”), or similar law of any jurisdiction in which the Company or any of its subsidiaries conduct business, or the rules or regulations thereunder; and the Company and its subsidiaries have instituted and maintain policies and procedures to ensure compliance therewith. No part of the proceeds of the offering will be used, directly or, to the knowledge of the Company, indirectly, in violation of the FCPA, or similar law of any jurisdiction in which the Company or any of its subsidiaries conduct business, or the rules or regulations thereunder.

(dd) Anti-Money Laundering. The operations of the Company and its subsidiaries are conducted in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

Section 2. Agreements to Sell and Purchase.

(a) The Firm Shares. The Company agrees to issue and sell to the several Underwriters, severally and not jointly, the number of Firm Shares set forth in Schedule A hereto opposite such Underwriters’ name, at a purchase price of $38.22 per share (the “Purchase Price”).

(b) The Option Shares. The Company agrees to issue and sell to the several Underwriters, severally and not jointly, up to 570,000 Option Shares at the Purchase Price, less an amount per share equal to any dividends or distributions declared by the Company and payable on each share of the Firm Shares but not payable on the Option Shares. The Underwriters may exercise the option to purchase Option Shares solely to cover over-allotments at any time in whole, or from time to time in part, by giving written notice (an “exercise notice”) to the Company not later than 30 days after the date of the Prospectus Supplement. Any such exercise notice shall specify the number of Option Shares to be purchased by the Underwriters and the date on which such Option Shares are to be purchased. Each purchase date of the Option Shares must be at least two business days after the exercise notice is sent to the Company and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such exercise notice. Following delivery of an exercise notice, on each day, if any, that Option Shares are to be purchased (each an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Option Shares to be purchased at such Option Closing Date as the number of Firm Shares set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

(c) The Closing Date. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. Payment for the Firm Shares shall be made at the offices of Hunton Andrews Kurth LLP, 200 Park Avenue, New York, New York (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m., New York City time, on June 2, 2020 or such other time and date as the Underwriters and the Company shall mutually agree (the time and date of such closing are called the “Closing Date”). Payment for the Option Shares, if any, shall be made at the offices of Hunton Andrews Kurth LLP, 200 Park Avenue, New York, New York (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m., New York City time, on such Option Closing Date or such other time and date as the Underwriters and the Company shall mutually agree.

(d) Public Offering of the Shares. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Shares as soon after the Execution Time as the Representatives, in their sole judgment, have determined is advisable and practicable.

(e) Payment for the Shares. Payment for the Firm Shares shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company. Payment shall be made to the Company for any Option Shares, by wire transfer of Federal (same day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance against delivery to the Representatives for the respective accounts of the Underwriters of certificates (or book-entry credits) for the Option Shares to be purchased by them.

It is understood that the Representatives have been authorized, for their own accounts and for the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Shares that the Underwriters have agreed to purchase. The Representatives may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date or an Option Closing Date, as applicable, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f) Delivery of the Shares. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters the Shares at the Closing Date or the Option Closing Date, as applicable, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Shares shall be in such denominations and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the Closing Date or an Option Closing Date, as applicable, and shall be made available for inspection on the business day preceding the Closing Date or such Option Closing Date, as applicable, at a location in New York City, as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

Section 3. Covenants of the Company.

The Company covenants and agrees with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Request. The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430B under the Securities Act, and will promptly notify the Representatives, after it receives notice thereof, and confirm the notice in writing, of (i) the effectiveness during the Prospectus Delivery Period of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) any comments from the Commission during the Prospectus Delivery Period or any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information and (iii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will use its commercially reasonable best efforts to obtain the lifting of any such stop order at the earliest possible moment. The Company will promptly effect the filings necessary pursuant to Rule 424 under the Securities Act and will take such steps as it deems necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under such Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such document.

(b) Filing of Amendments. During the Prospectus Delivery Period, the Company will (i) make no amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus as amended or supplemented relating to the Shares that shall be reasonably disapproved by the Representatives after reasonable notice thereof and (ii) advise and furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to the making thereof.

(c) Delivery of Registration Statement. The Company will deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of any amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request. The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus. If, during the period that delivery of a prospectus is required at any time in connection with the offering or sale of the Shares, including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), any event shall occur as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during the Prospectus Delivery Period to amend or supplement the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will notify the Representatives thereof and upon their reasonable request to file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Prospectus so comply, and the Company will furnish without charge to each Underwriter and to any dealer in securities such number of copies of such amendment or supplement as the Representatives may reasonably request.

(f) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or “blue sky” laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall not be required to qualify to transact business or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign business. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or the initiation or threatening of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

(g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption “Use of Proceeds” in the Preliminary Prospectus and the Prospectus.

(h) Depositary. The Company will cooperate with the Underwriters and use its best efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.

(i) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act.

(j) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the registration statement that was the subject of such notice under Rule 401(g)(2) under the Securities Act or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(k) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(l) Earnings Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(m) Lock-up Agreements. The Company will not, without the prior written consent of each of the Representatives, with the authorization to release this lock-up on behalf of the Underwriters, during the period from and including the date hereof through and including the 60th day after the date hereof (the “Lock-up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (“Convertible Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration Statement with the Commission relating to the offering of any shares of Common Stock or Convertible Securities. The foregoing sentence shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (c) any stock options, restricted stock awards or other awards or grants under the Company’s employee or non-employee director stock option plans, benefit plans and long-term incentive plans, (d) the issuance by the Company of shares of Common Stock under the National Fuel Gas Company Direct Stock Purchase and Dividend Reinvestment Plan or (e) the filing of any registration statement with the SEC relating to, or the issuance of shares of Common Stock as consideration for, the Company’s acquisition of certain upstream and midstream assets located principally in Pennsylvania, effective January 1, 2020.

(n) Listing of Shares. The Company will use its reasonable best efforts to list and maintain the listing of the Shares on the NYSE.

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

Section 4. Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Annex I to this Agreement. Any such free writing prospectus consented to or deemed to be consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. Each Underwriter represents and agrees that, unless it obtains the prior written consent of the Company and the Representatives, it has not and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that would be required to be filed with the Commission.

Section 5. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Underwriters, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors to the Company, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, the Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement and the Shares, (v) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or “blue sky” laws, and, if requested by the Representatives, preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the Financial Industry Regulatory Authority, Inc. (the “FINRA”) of the terms of the sale of the Shares, (vii) any fees and expenses in connection with listing the Shares; (viii) the costs and charges of any transfer agent, registrar or depositary, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Shares by DTC for “book-entry” transfer, (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement and (xi) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section 5. Except as provided in this Section 5 and Sections 7, 9 and 10 hereof, the Underwriters shall pay their own costs and expenses, including the fees and disbursements of their counsel, transfer taxes on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

Section 6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Shares as provided herein on the Closing Date and each Option Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of each Representation Date as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Effectiveness of Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) under the Securities Act.

(b) Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from PricewaterhouseCoopers LLP, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(c) Bring-down Comfort Letter. On the Closing Date or the relevant Option Closing Date, the Representatives shall have received from PricewaterhouseCoopers LLP, independent registered public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to Section 6(b) hereof, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

(d) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date or the relevant Option Closing Date, as applicable:

(i) in the sole judgment of the Representatives there shall not have occurred any Material Adverse Change as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Disclosure Package;

(ii) there shall not have been any change or decrease from the amounts specified in the letter referred to in Section 6(b) hereof that is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Shares as contemplated by the Disclosure Package;

(iii) neither the Company nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Shares as contemplated by the Disclosure Package; and

(iv) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.

(e) Opinion of Counsel for the Company. On the Closing Date or the relevant Option Closing Date, as applicable, the Representatives shall have received the favorable opinion of each of (i) Jones Day, counsel for the Company, (ii) Lowenstein Sandler LLP, New Jersey counsel for the Company and (iii) Sarah J. Mugel, General Counsel of the Company and counsel for the Significant Subsidiaries, each dated as of the Closing Date or the relevant Option Closing Date, as applicable, the forms of which are attached as Exhibits A, B and C, respectively.

(f) Opinion of Counsel for the Underwriters. On the Closing Date or the relevant Option Closing Date, as applicable, the Representatives shall have received the favorable opinion and negative assurance letter of Hunton Andrews Kurth LLP, counsel for the Underwriters, dated as of the Closing Date or the relevant Option Closing Date, as applicable, with respect to such matters as may be reasonably requested by the Underwriters.

(g) Officers’ Certificate. On the Closing Date and each Option Closing Date, as applicable, the Representatives shall have received a written certificate executed by the Chairman of the Board or the Chief Executive Officer or the President or a Senior Vice President of the Company and the Principal Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Date or the relevant Option Closing Date, as applicable, to the effect that:

(i) the Company (A) has received no stop order suspending the effectiveness of the Registration Statement, and, to the Company’s knowledge, no proceedings for such purpose have been instituted or threatened by the Commission, and (B) has not received any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form;

(ii) the representations, warranties and covenants of the Company set forth in Section 1 hereof are true and correct with the same force and effect as though expressly made on and as of the Closing Date or the relevant Option Closing Date, as applicable; and

(iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the relevant Option Closing Date, as applicable.

(h) Independent Engineer’s Letter. On the date hereof, the Representatives shall have received from Netherland, Sewell & Associates, Inc., a letter dated as of such date addressed to the Underwriters, in form and substance satisfactory to the Representatives, confirming that it is an independent petroleum engineer, geologist, geophysicist and petrophysicist with respect to the Company, attaching its report with respect to the Company’s oil and gas reserves and future revenues incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus and stating that as of such date it is not aware of any material decreases to Seneca’s aggregate oil and gas reserves that have occurred after the effective date of such report.

(i) Lock-up Agreements. On or before the Closing Date, the “lock-up” agreements, each substantially in the form of Exhibit D hereto, between the Representatives and the officers and directors of the Company listed in Exhibit E hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect.

(j) Listing Application with the NYSE. On or before the Closing Date, the Company shall have filed the requisite listing application with the NYSE for the listing of the Shares on the NYSE and such application shall have been approved by the NYSE.

(k) Additional Documents. On or before the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by written notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 5, 7, 9, 10 and 18 shall at all times be effective and shall survive such termination.

Section 7. Reimbursement of Underwriters’ Expenses. If this Agreement shall be terminated pursuant to Section 11 or Section 12 hereof (other than clause (i) of Section 12 to the extent such termination relates to any of the Company’s securities), the Company shall not then have any liability to any Underwriter with respect to the Shares covered by this Agreement except as provided in Sections 5, 9 and 10 hereof; but if this Agreement is terminated by the Representatives pursuant to Section 6 hereof or clause (i) of Section 12 hereof to the extent such termination relates to any of the Company’s securities, or if the sale to the Underwriters of the Shares on the Closing Date or the Option Closing Date, as applicable, is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses approved in writing by the Representatives that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Shares, including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges, but the Company shall then be under no further liability to any Underwriter with respect to such Shares except as provided in Sections 5, 9 and 10 hereof.

Section 8. Effectiveness of this Agreement. This Agreement shall not become effective until the execution of this Agreement by the parties hereto.

Section 9. Indemnification.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees, agents and affiliates (as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”), and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such director, officer, employee, agent, Affiliate or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such director, officer, employee, agent, Affiliate and controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such director, officer, employee, agent, Affiliate or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements regarding delivery of the Shares by the Underwriters set forth in the last paragraph on the cover page of, and the concession figure and the paragraphs relating to stabilization of the Shares appearing under the caption “Underwriting” in, the Preliminary Prospectus and the Prospectus. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 9 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, such indemnified party shall have the right to employ its own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless: (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party; (ii) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party or any affiliate of the indemnifying party, and such indemnified party shall have reasonably concluded that either (x) there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party or such affiliate of the indemnifying party or (y) a conflict may exist between such indemnified party and the indemnifying party or such affiliate of the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm shall be designated in writing by the Representatives and that all such reasonable fees and expenses shall be reimbursed as they are incurred). Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, in which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

Section 10. Contribution. If the indemnification provided for in Section 9 is for any reason held to be unavailable to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein in such proportion as is appropriate to reflect (i) the relative benefits received by the Company and the Underwriters from the offering of the Shares pursuant to this Agreement, (ii) the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses and (iii) any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 10, each director, officer, employee, agent and Affiliate of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 11. Default of One or More of the Several Underwriters. If, on the Closing Date or any Option Closing Date, as applicable, any one or more of the several Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the number of Shares, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the number of the Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportion to the number of such Shares set forth opposite their respective names on Schedule A bears to the number of such Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives (excluding any defaulting Underwriter) with the consent of the non-defaulting Underwriters, to purchase such Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date or any Option Closing Date, as applicable, any one or more of the Underwriters shall fail or refuse to purchase such Shares and the number of Shares with respect to which such default occurs exceeds 10% of the number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives (excluding any defaulting Underwriter) and the

Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 5, 7, 9, 10 and 18 hereof shall at all times be effective and shall survive such termination. In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date or any Option Closing Date, as applicable, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 12. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representatives by written notice given to the Company if at any time since the Execution Time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or the NYSE, or trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity involving the United States, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to offer, sell or deliver the Shares in the manner and on the terms described in the Disclosure Package or to enforce contracts for the sale of securities; or (iv) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services. Any termination pursuant to this Section 12 shall be without liability of any party to any other party except as provided in Sections 5 and 7 hereof, and provided further that Sections 5, 7, 9, 10 and 18 hereof shall survive such termination and remain in full force and effect.

Section 13. No Fiduciary Duty. The Company acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters with respect to the subject matter hereof.

Section 14. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or any person controlling the Underwriter, the Company, the officers or employees of the Company, or any person controlling the Company, as the case may be or (B) acceptance of the Shares and payment for them hereunder and (ii) will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

Section 15. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Facsimile: (212) 622-8358

Attention: Equity Syndicate Desk Legal Department

and

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Facsimile: (646) 855-3073

Attention: Syndicate Department

With a copy to:

Facsimile: (212) 230-8730

Attention: ECM Legal

and

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Attention: Registration Department

with a copy to:

Hunton Andrews Kurth LLP

200 Park Avenue

New York, New York 10166

Facsimile: (212) 309-1836

Attention: Michael F. Fitzpatrick, Jr.

If to the Company:

National Fuel Gas Company

6363 Main Street

Williamsville, New York 14221

Facsimile: (716) 857-7614

Attention: Karen M. Camiolo, Treasurer

with a copy to:

Jones Day

901 Lakeside Avenue

Cleveland, Ohio 44114

Facsimile: (216) 579-0212

Attention: Andrew C. Thomas

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the directors, officers, employees, agents and controlling persons referred to in Sections 9 and 10 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

Section 17. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 18. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE.

Section 19. General Provisions. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Section 20.    Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity (as hereinafter defined) becomes subject to a proceeding under a U.S. Special Resolution Regime (as hereinafter defined), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as hereinafter defined) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as hereinafter defined) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(1) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(2) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(3) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

NATIONAL FUEL GAS COMPANY

By:	/s/ Karen M. Camiolo
Name: Karen M. Camiolo
Title: Treasurer and Principal Financial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

J.P. MORGAN SECURITIES LLC BOFA SECURITIES, INC. GOLDMAN SACHS & CO. LLC

Acting as Representatives of the several Underwriters named in the attached Schedule A

J.P. MORGAN SECURITIES LLC

By:	/s/ Lucy Brash
Name: Lucy Brash
Title: Executive Director

BOFA SECURITIES, INC.

By:	/s/ Jerry Schretter
Name: Jerry Schretter
Title: Managing Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Matthew Leavitt
Name: Matthew Leavitt
Title: Managing Director

SCHEDULE A

Underwriters	Number of Firm Shares to be Purchased
J.P. Morgan Securities LLC	1,140,000
BofA Securities, Inc.	855,000
Goldman Sachs & Co. LLC	855,000
HSBC Securities (USA) Inc.	228,000
KeyBanc Capital Markets Inc.	123,500
Wells Fargo Securities, LLC	123,500
BTIG, LLC	66,500
CIBC World Markets Corp.	66,500
PNC Capital Markets LLC	66,500
SunTrust Robinson Humphrey, Inc.	66,500
Citizens Capital Markets, Inc.	47,500
Comerica Securities, Inc.	47,500
Raymond James & Associates, Inc.	38,000
Scotia Capital (USA) Inc.	38,000
USCA Securities LLC	38,000

Total	3,800,000

ANNEX I

Issuer Free Writing Prospectuses

The Company’s NetRoadshow presentation as available May 27, 2020

ANNEX II

Final Pricing Information

Number of Firm Shares: 3,800,000

Number of Option Shares: 570,000

Price to Public per share: $39.50

EXHIBIT D

Form of Lock-up Letter

May 28, 2020

J.P. MORGAN SECURITIES LLC

BOFA SECURITIES, INC.

GOLDMAN SACHS & CO. LLC

As Representatives of the several Underwriters

c/o J.P. MORGAN SECURITIES LLC

383 Madison Avenue

New York, New York 10179

c/o BOFA SECURITIES, INC.

One Bryant Park

New York, New York 10036

c/o GOLDMAN SACHS & CO. LLC

200 West Street

New York, New York 10282

Ladies and Gentlemen:

The undersigned understands that J.P. Morgan Securities LLC, BofA Securities, Inc. and Goldman Sachs & Co. LLC (collectively, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with National Fuel Gas Company (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named therein, including the Representatives (collectively, the “Underwriters”), of shares (the “Shares”) of the Common Stock, par value $1.00 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period (the “Lock-up Period”) commencing on and including the date hereof through and including the date that is 60 days after the date of the final prospectus supplement relating to the Public Offering (the “Prospectus”, and the date of such Prospectus, the “Public Offering Date”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of the Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so beneficially owned that are convertible into or exercisable or exchangeable for Common Stock (“Convertible Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to:

(a)    transactions relating to shares of Common Stock or Convertible Securities or other securities acquired in open market transactions after the completion of the Public Offering,

(b)    transfers of shares of Common Stock to the Company solely for the purpose of satisfying tax withholding amounts that become due in connection with the vesting of awards granted under an equity incentive plan of the Company,

(c)    transfers of shares of Common Stock or Convertible Securities as a bona fide gift, including to charitable organizations; provided that (i) the donors and donees thereof agree to be bound in writing by the restrictions set forth herein and (ii) no filing under Section 16(a) of the Exchange Act, or other public announcement reporting a reduction in beneficial ownership of shares of Common Stock or Convertible Securities, shall be required or shall be voluntarily made during the Lock-Up Period, except that a Form 4 filing permitted by clause (b) above may also reflect a reduction in beneficial ownership resulting from a bona fide gift made in accordance with this clause (c) so long as such Form 4 expressly states that such reduction is the result of a bona fide gift. For purposes of this letter, (1) each share of Common Stock shall be deemed to represent one common share equivalent and (2) a Convertible Security shall be deemed to represent a number of common share equivalents equal to the number of shares of Common Stock issuable on conversion, exercise, redemption or exchange, as the case may be, of such Convertible Security,

(d)    transfers of shares of Common Stock or Convertible Securities either during the undersigned’s lifetime or on death (i) by will or intestacy, (ii) to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family, or (iii) by operation of law, including domestic relations order, provided that, in each case, each such transferee shall sign and deliver to the Representatives a lock-up letter substantially in the form of this letter. For purposes of this letter, “immediate family” means any relationship by blood, marriage, domestic partnership or adoption, no more remote than a first cousin,

(e)    transfers of shares of Common Stock or Convertible Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by the Company’s board of directors and made to all holders of the Company’s securities involving a “change of control” (as defined below) of the Company, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such shares of Common Stock and Convertible Securities held by the undersigned shall remain subject to the provisions of this letter. For purposes of this letter, “change of control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, or any of its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of a majority of the total voting power of the outstanding voting stock of the Company,

(f)    the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the Lock-up Period and no public announcement or filing under the Exchange Act or otherwise regarding the establishment of such plan shall be required or shall be voluntarily made by or on behalf of the undersigned or the Company, or

(g)    sales of Common Stock pursuant to any trading plan complying with Rule 10b5-1 under the Exchange Act that has been entered into by the undersigned prior to the date of this letter or pursuant to any amendment or replacement of any such trading plan, so long as the number of shares of Common Stock subject to such original trading plan is not increased; provided that the undersigned shall not voluntarily effect any public filing or report regarding such sales during the Lock-up Period and such public filing or report shall only be made if sales are required to be reported on Form 4 pursuant to Section 16(a) of the Exchange Act; provided further that the undersigned shall disclose in such filing or report that such sale was made pursuant to an existing Rule 10b-5-1 trading plan.

The undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Lock-up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. In addition, the undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this letter in proceeding toward consummation of the Public Offering. The undersigned further understands that this letter is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

This letter shall lapse and become null and void, and the undersigned shall be released from all obligations under this letter, if the Public Offering Date shall not have occurred on or before June 26, 2020, or if the Underwriting Agreement (other than the provisions thereof that survive termination) shall automatically terminate or be terminated prior to payment for, and delivery of, the Shares (excluding shares that the Underwriters have the option to purchase).

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Underwriters and any other parties thereto.

[Remainder of Page Intentionally Left Blank]

Very truly yours,

Name:

Signature:

EXHIBIT E

Lock-up Signatories

Directors:

1.	David H. Anderson
2.	David P. Bauer
3.	Barbara M. Baumann
4.	David C. Carroll
5.	Steven C. Finch
6.	Joseph N. Jaggers
7.	Rebecca Ranich
8.	Jeffrey W. Shaw
9.	Thomas E. Skains
10.	David F. Smith
11.	Ronald J. Tanski

Officers:

1.	John R. Pustulka
2.	Donna L. DeCarolis
3.	Michael P. Kasprzak
4.	Ronald C. Kraemer
5.	John P. McGinnis
6.	Sarah J. Mugel
7.	Karen M. Camiolo
8.	Elena G. Mendel
9.	Martin A. Krebs

E-1